EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-157357) of United America Indemnity, Ltd. our report dated March 10, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in United America Indemnity’s Annual Report in this Form 10-K for the year ended December 31, 2008.
PricewaterhouseCoopers LLP
Philadelphia, PA
March 10, 2009